UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2010

LKQ CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-50404	36-4215970
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 North LaSalle Street, Suite 3300

Chicago, IL 60602

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (312) 621-1950

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e) On March 1, 2010, the Compensation Committee of our Board of Directors adopted 2010 bonus programs for our executive officers. The potential bonus of each executive officer is equal to the executive officer’s 2010 base salary (as of January 1, 2010) multiplied by a certain percentage. The percentage that will be used to calculate the bonus will depend on our earnings per share for the year ending December 31, 2010. The earnings per share target range for the 2010 bonus programs is $0.97 (at which the minimum bonus would be earned) to $1.03 (at which the maximum bonus would be earned). The following table sets forth the range of percentages of base salary that may be paid under the 2010 bonus programs to each of our named executive officers. The actual amount paid, if any, will depend on our actual earnings per share.

Name and position	Range of Bonus Percentages
Joseph M. Holsten
President and Chief Executive Officer	45% — 150%
John S. Quinn
Executive Vice President and Chief Financial Officer	30% — 100%
Walter P. Hanley
Senior Vice President of Development and Associate General Counsel	30% — 100%
Robert L. Wagman
Senior Vice President of Operations — Wholesale Parts Division	30% — 100%
Victor M. Casini
Senior Vice President, General Counsel and Secretary	30% — 100%

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description of Exhibit

99.1	Form of LKQ Corporation Executive Officer 2010 Bonus Program.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LKQ Corporation

Date: March 4, 2010	By:	/s/ VICTOR M. CASINI
Victor M. Casini
Senior Vice President and General Counsel

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